SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Chordiant Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

20400 Stevens Creek Boulevard Suite 400

Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation. The meeting will be held on June 15, 2004 at 9:00 a.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, for the following purposes:

1.	To elect two (2) directors to hold office until the 2007 Annual Meeting of Stockholders.

2.	To ratify the selection of PricewaterhouseCoopers LLP as Chordiant’s independent auditors for its fiscal year ending December 31, 2004.

3.	To approve an increase of 3,475,000 shares to the number of shares reserved for issuance pursuant to Chordiant’s 1999 Equity Incentive Plan.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 14, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Tyler Wall

Tyler Wall
Vice President, General Counsel and Secretary

Cupertino, California

May 25, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

20400 Stevens Creek Boulevard

Suite 400

Cupertino, California 95014

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chordiant Software, Inc. (referred to as “Chordiant” or “we” or “us”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 25, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on May 14, 2004 will be entitled to vote at the annual meeting. On this record date, there were 71,834,985 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 14, 2004 your shares were registered directly in your name with our transfer agent, EquiServe, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 14, 2004 your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of (two) 2 directors;

•	Ratification of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2004;

•	Approval of an increase of 3,475,000 shares to the number of shares reserved for issuance pursuant to our 1999 Equity Incentive Plan.

What are the recommendations of Chordiant’s Board of Directors on the matters scheduled for a vote?

The Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees for two (2) directors to hold office until the 2007 Annual Meeting of Stockholders, FOR the ratification of the selection of PricewaterhouseCoopers LLP as Chordiant’s independent auditors for its fiscal year ended December 31, 2004, and FOR the approval of an increase of 3,475,000 shares to the number of shares reserved for issuance pursuant to Chordiant’s 1999 Equity Incentive Plan.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may withhold your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-877-PRX-VOTE (1-877-779-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Pacific Daylight Time on June 14, 2004 to be counted.

•	To vote on the Internet, go to http://www.eproxyvote.com/chrd to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Pacific Daylight Time on June 14, 2004 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 14, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the two (2) nominees for director, “For” the ratification of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2004 and “For” the approval of the increase to the number of shares reserved for issuance pursuant to our 1999 Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies and The Altman Group will be paid its customary fee of approximately $5,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice via certified or registered mail that you are revoking your proxy to our Corporate Secretary, Tyler Wall, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 25, 2005, to our Corporate Secretary, Tyler Wall, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than March 17, 2005, nor later than April 16, 2005. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two (2) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

•	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the increase to the number of shares reserved for issuance pursuant to our 1999 Equity Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 71,834,985 shares outstanding and entitled to vote. Thus, 35,917,493 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker bank or other nominee) or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has six (6) seats, of which all are currently filled. There are two (2) directors in the class whose term of office expires in 2004. One (1) nominee for election to this class, David R. Springett, is a director of ours who was previously elected by the stockholders. One (1) nominee, Andrew Eckert, was recently elected by our board to fill a vacancy. Mr. Eckert was recommended to the Nominating and Corporate Governance Committee for consideration by Samuel Spadafora, our Chairman of the Board. The Nominating and Corporate Governance Committee then recommended to the Board the election of Mr. Eckert. If elected at the annual meeting, each of these nominees would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for directors to attend the Annual Meeting and they may attend telephonically. Except for Mr. Spadafora, none of the directors attended the 2003 Annual Meeting of Stockholders.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for Three-year Terms Expiring at the 2007 Annual Meeting

R. Andrew Eckert, age 42, has been a director of ours since September 2003. Mr. Eckert is currently the Chief Executive Officer and a director of SumTotal Systems, Inc., a public business software company created by the March 2004 merger of Docent, Inc. and Click2learn, Inc. Mr. Eckert also serves as a director of Connectics Corporation, a public specialty pharmaceutical company. He served as Chief Executive Officer of Docent, a public business software company, from April 2002, as President from December 2001, and as a director from May 2002. From 1997 to 2000, Mr. Eckert served as Chief Executive Officer of ADAC Laboratories, a public medical products company that was acquired by Royal Philips Electronics of Amsterdam, Netherlands, in December 2000. Mr. Eckert also served as a director of ADAC Laboratories from 1996 to 2000 and as Chairman of the board of directors from 1999 to 2000. Mr. Eckert holds a B.S. in industrial engineering and an M.B.A. from Stanford University.

David R. Springett, Ph.D., age 69, has been a director of ours since January 2000. Dr. Springett has served as President of the Community College Foundation, an educational foundation, since February 1994. He is a board member of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett holds degrees from the Royal Military College of Canada, the University of Toronto, Queen’s University and Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting

Stephen Kelly, age 42, has been a director of ours since March 2001 and our Chief Executive Officer since January 2002. From October 2000 through January 2002, he served as our President and Chief Operating Officer, and from October 1998 through October 2000 he served as our Senior Vice President of Europe, Middle East and Africa operations. From October 1997 to September 1998, Mr. Kelly served as our Vice President of Europe,

Middle East and Africa operations. From 1987 to 1998, Mr. Kelly worked in various sales, alliances and marketing roles at the United Kingdom operations of Oracle Corporation, a public enterprise software company, where he most recently served as director of Europe, Middle East and Africa alliances and industry groups. Mr. Kelly received his B.Sc. with honors in business administration and accounting from the University of Bath, England.

Steven R. Springsteel, age 46, has been a director of ours since January 2004. Since January 2003, he has served as Senior Vice President of finance and administration and Chief Financial Officer of Verity, Inc., a public company providing intellectual capital management software. From November 2001 to January 2003, Mr. Springsteel served as the Chief Operating Officer and Chief Financial Officer of Sagent Technology, Inc., a public business intelligence software company. From October 2000 to November 2001, Mr. Springsteel served as the Chief Operating Officer and Chief Financial Officer of NOCpulse (subsequently sold to Red Hat). From November 1996 to October 2000, Mr. Springsteel served as the Executive Vice President and Chief Financial Officer of Chordiant. Mr. Springsteel also serves on the Board of Directors of Critical Path, Inc., a public digital communications software and services company. Mr. Springsteel holds a BA in Business Administration from Cleveland State University.

Directors Continuing in Office Until the 2006 Annual Meeting

William Raduchel, Ph.D., age 58, has been a director of ours since February 2003, and previously served as a director of Chordiant between August 1998 and May 2001. He is Chairman of Ruckus Networks, Inc., a supplier of entertainment services to colleges and universities. He also provides strategic advice and consulting to a number of companies, including: America Online, Inc., an Internet service provider; Myriad International, Inc., a cable television and internet services company operating outside the U.S.; Silicon Image, Inc., a semiconductor company; Hyperspace Communications, a communications software company; and WildTangent, Inc., an online game publisher. In 2001 and 2002 he was Executive Vice President and Chief Technology Officer of AOL Time Warner, Inc., after earlier being Senior Vice President and Chief Technology Officer of America Online, Inc. From 1988 through 1999, Mr. Raduchel held various positions at Sun Microsystems, Inc., a public computer systems and networking company. These positions included Chief Strategy Officer, member of the executive committee, Chief Information Officer, Chief Financial Officer, acting Vice President of human resources, and Vice President of corporate planning and development. Mr. Raduchel is a member of the National Advisory Board for the Salvation Army, the National Academy Committee on Internet Navigation and Domain Name Services, and the Board on Science, Technology and Economic Policy of the National Academy of Sciences. He is also a director of In2Books, a not-for-profit firm dedicated to improving literacy. After attending Michigan Technological University, where he was awarded an honorary doctorate in business, Mr. Raduchel earned a B.A. in economics from Michigan State University and A.M. and Ph.D. degrees in economics from Harvard University.

Samuel T. Spadafora, age 61, has been Chairman of our board of directors since November 1999 and has been our Chief Strategy Officer since November 2003. Mr. Spadafora is the Chairperson of the Company’s Strategic Planning Committee which was formed in January 2004. Mr. Spadafora served as our Chief Executive Officer and a director from June 1998 to January 2002. From June 1998 until October 2000, he was also our President. From April 1994 to June 1998, Mr. Spadafora served as Vice President of worldwide field operations for the microelectronic business of Sun Microsystems, Inc., a public computer systems and networking company. Mr. Spadafora serves on the Board of Directors of Embarcadero Technologies, Inc., a public information technology company. Mr. Spadafora holds a B.A. in marketing from Eastern Michigan University.

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Kelly, the Chief Executive Officer of the Company, and Mr. Spadafora, the Chairman of the Board.

Information Regarding the Board of Directors and its Committees

In April 2004, the Board of Directors documented the governance practices followed by Chordiant by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, director orientation and education, director compensation, board meetings, board committees, board access to management, and succession planning. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for Audit Compensation and Nominating and Corporate Governance Committees of the Board, may be viewed on the worldwide web at chordiant.com

As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Executive sessions will be chaired by David Springett, the Board’s lead independent director.

Meetings of the Board of Directors

During fiscal 2003, the Board met eleven (11) times. All directors except R. Andrew Eckert attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively. Mr. Eckert joined the Board in September 2003 and attended one out of the two meetings held subsequent to his becoming a director.

Committees

During the year, the Board Committees were the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The Audit Committee Charter is included in the proxy statement as Appendix A; the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees, as well as additional information about the Company’s Corporate Governance Policies and Practices, are available on the company’s website at www.chordiant.com/company/ir/overview.html. Such charters and additional information shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any other company filings under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Chordiant specifically incorporates such charters and additional information by reference therein.

Audit Committee

During fiscal 2003, the Audit Committee held seven meetings. The Audit Committee consisted of William Ford, William Raduchel and George Reyes (Chairman). Mr. Ford served as a member of the Audit Committee until April 2003 when he resigned from the Board of Directors and Mr. Raduchel replaced Mr. Ford as a member of the Audit Committee. In January 2004, the Board reconstituted the Audit Committee. Mr. Raduchel (Chair), Mr. Springsteel and Mr. Springett are members.

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process, including:

•	approving the engagement of the independent auditors and evaluating the performance of and assessing the qualifications of the independent auditors;

•	conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and

•	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Springsteel qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Springsteel’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee

During fiscal 2003, the Compensation Committee met three (3) times. The Compensation Committee consisted of Kathryn Gould, who resigned in March, 2003, William Ford, who resigned in April 2003, and William Raduchel, George Reyes and David Springett. In January 2004, the Board reconstituted the Compensation Committee. Messrs. Springsteel (Chair), Raduchel, and Springett are members. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Compensation Committee of the Board oversees the Company’s overall compensation strategy and policies, including:

•	reviewing and approving, or recommending to the Board for approval, corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	reviewing, determining and recommending to the Board for approval the compensation to be paid to our non-employee Directors for service on the Board and its committees;

•	recommending to the Board the adoption, amendment and termination of our stock option plans, stock purchase plans, executive bonus plans and similar programs; and

•	administering our stock option plans, stock purchase plans, executive bonus plans and similar programs.

Nominating and Corporate Governance Committee

Mr. Reyes was the sole member of Nominating and Corporate Governance Committee in fiscal 2003. Mr. Reyes took action once during fiscal 2003. Our Nominating and Corporate Governance Committee charter can be found on the worldwide web at chordiant.com. In January 2004, the Board reconstituted the Nominating and

Corporate Governance Committee. Messrs. Eckert (Chair) and Springett are members. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Nominating and Corporate Governance Committee of the Board is responsible for:

•	identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of the Company (consistent with criteria approved by the Board);

•	making recommendations to the Board regarding the chairmanship and membership of each committee; and

•	reviewing and assessing Chordiant’s corporate governance principles.

The Board will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee, which is responsible for identifying, reviewing, and evaluating candidates in accordance with the criteria set forth below. In selecting candidates and existing directors for service on the Board, the minimum general criteria set forth below will be considered; specific additional criteria may be added with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for purposes of Nasdaq listing standards.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. In fiscal 2003, the Nominating and Corporate Governance Committee did not reject a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation via certified or registered mail to the Nominating and Corporate Governance Committee at the following address: Chordiant Software, Inc. at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Tyler Wall, Vice President, General Counsel and Secretary not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Strategic Planning Committee

The Strategic Planning Committee was formed in January 2004. Three (3) members of the Board of Directors comprise the Strategic Planning Committee: Messrs. Spadafora, Raduchel and Springett. A majority of the Company’s Strategic Planning Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Strategic Planning Committee of the Board of Directors is responsible for:

•	serving as representatives of the Board to review with the Chief Executive Officer, President and other management of the Company, the long-range financial and strategic objectives for the Company;

•	reviewing with the Chief Executive Officer, President and other management of the Company, material changes to the strategic direction of the Company, including acquisitions, joint ventures or dispositions of businesses and capital assets and the financing of such transactions;

•	reviewing and assessing periodically the adequacy of this charter, including the Committee’s role and responsibilities as outlined in this Charter, and shall recommend any proposed changes to the Board for its consideration; and

•	undertaking from time to time such additional activities within the scope of the Committee’s primary functions as assigned by the Board of Directors.

Stockholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board. This information is available on the Company’s website on the worldwide web at chordiant.com.

Code Of Business Conduct and Ethics

The Company has adopted the Chordiant Code of Business Conduct and Ethics (the “Code”), which applies to all officers, directors and employees. The Code is available on our website at www.chordiant.com/company/ir/corpgov.html. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Communications with Management and Independent Accountants

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, Chordiant’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications With Audit Committees” which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee also has received written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, which relates to the accountant’s independence from Chordiant and its related entities, and has discussed their independence from Chordiant, including whether PricewaterhouseCoopers LLP’s provision of non-audit services was compatible with that independence.

Committee Member Independence

The Audit Committee is comprised of three non-employee, independent directors (as independence is defined in NASD Rule 4200(a)(14) of the Nasdaq Stock Market listing standards). The Audit Committee does have a “financial expert” (as defined in the final rules (17 CFR PARTS 228, 229 and 249), effective March 3, 2003, implementing Section 407 of the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002), adopted by the U.S. Securities and Exchange Commission).

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Chordiant’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission, as amended by Amendment No. 1 filed on March 30, 2004, as further amended by Amendment No. 2 filed on April 28, 2004.

Audit Committee

William Raduchel
David Springett
Steven Springsteel

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004 and has further directed that the selection of independent auditors for ratification by the stockholders be submitted at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditors’ Fees

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002(1), were:

	2003	2002
Audit Fees
Aggregate fees for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consents, income tax provision procedures, and assistance with review of documents filed with the SEC:	$475,655	$536,135

Audit-Related Fees
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions:	$16,500	$67,824

Tax Fees
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice:	$50,123	$130,190

All Other Fees
Aggregate fees for all other services rendered are for information systems reviews, employee benefit plan advisory services and risk management advisory services:	$—	$—

Total:	$542,278	$734,149

(1)	The aggregate fees included in “Audit” are fees billed for the fiscal years set forth for the audit of our annual financial statements and review of our financial statements and statutory and regulatory filings or engagements. The aggregate fees in each of the other categories are fees billed in the fiscal years set forth.

Pre-Approval Policies and Procedures.

Before the independent accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. The Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

The Audit Committee has determined the rendering of the tax and other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

AMENDMENT TO 1999 EQUITY INCENTIVE PLAN

General

In November of 1999 the Board adopted our 1999 Equity Incentive Plan (the “Incentive Plan”), our 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), and our 1999 Employee Stock Purchase Plan (the “ESPP”), each of which was approved by our stockholders in December 1999. Each of the plans contains a provision whereby additional shares are added to the share reserve for each plan on October 1st of each calendar year until a cap is met. The cap for the Incentive Plan, 20,000,000 shares, was met in October of 2001, and therefore the “evergreen” provision will not apply to the Incentive Plan on a going-forward basis. As of May 12, 2004, there are 2,851,236 shares reserved for issuance pursuant to the Incentive Plan, 942,188 shares reserved for issuance pursuant to the Directors’ Plan, and 444,552 shares reserved for issuance pursuant to the ESPP.

In March of 2000 the Board adopted our 2000 Nonstatutory Equity Incentive Plan (the “2000 Plan”). Stockholder approval of this plan is not required and has not been obtained by us. The 2000 Plan was in effect as of December 31, 2003. In April 2002 and October 2002, the Board approved increases to the number of shares reserved under the 2000 Plan from 900,000 shares to 2,400,000 shares and then to 4,400,000 shares, also without stockholder approval as such approval was not required by the 2000 Plan or by applicable law. The 2000 Plan does not have a termination date, and will continue indefinitely until suspended or terminated by the Board. The 2000 Plan provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to our employees (other than officers, directors, or beneficial owners of ten percent (10%) or more of our common stock) and consultants who meet certain eligibility requirements. As of May 12, 2004, under the 2000 Plan there were 4,400,000 shares authorized for issuance, 2,605,685 of which were subject to outstanding stock option grants, 423,123 shares of unvested restricted stock and unvested stock bonuses outstanding, and 155,744 shares available for future grant and issuance (plus any shares that might be returned to the 2000 Plan in the future as a result of cancellations or expirations of granted options and the repurchase of unvested restricted stock and stock bonuses). The terms and price of nonstatutory stock options granted under the 2000 Plan are determined by the Board (or a committee of the Board) and are set forth in each optionee’s option agreement. The exercise price of nonstatutory stock options granted under the 2000 Plan has been 100% of the fair market value on the date of grant, and the term of the options has been ten years. Generally, stock options under the 2000 Plan vest over a period of four years in equal monthly installments with 25% of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining three years. In the future, stock options may have the same or different vesting terms as determined by the Board (or a committee of the Board). The Board (or a committee of the Board) sets the terms of stock bonuses and rights to purchase restricted stock.

Incentive Plan

In April of 2004 our Board amended the Incentive Plan, subject to stockholder approval, to increase to 3,475,000 the aggregate number of shares reserved for issuance pursuant to the Incentive Plan. The Board adopted this amendment to provide additional shares for grant to employees, directors and consultants to provide a mechanism to continue to attract, retain, and incentivize our employees, directors and consultants.

As of May 12, 2004, under the Incentive Plan there were 20,000,000 shares authorized for issuance, 5,724,255 of which were subject to outstanding stock option grants 1,408,268 shares of unvested restricted stock and unvested stock bonuses outstanding and 2,851,236 shares available for future grant and issuance (plus any shares that might be returned to the Incentive Plan in the future).

Stockholders are requested in this Proposal 3 to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as votes against the proposal. Broker non-votes are counted towards the quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Incentive Plan are outlined below:

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted stock options and restricted stock under the Plan.

Purpose

The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 263 employees and directors of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board, or, in some circumstances, to a committee of one or more members of the Board who are not outside directors. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board and has also delegated to the Chief Executive Officer, as a director who is not an outside director, the authority to grant awards to non-executive officer employees and to consultants. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

Stock Subject to the Incentive Plan

Subject to stockholder approval of Proposal 3, an aggregate of 6,326,236 shares of Common Stock are reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan.

Eligibility

Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. No employee may be granted options under the Incentive Plan exercisable for more than 5,000,000 shares of Common Stock during any calendar year (“Section 162(m) Limitation”). The Section 162(m) Limitation will apply after the annual meeting of stockholders to which this proxy statement pertains, as it is the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the Initial Public Offering.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The Board determines the exercise price of nonstatutory options. If options are granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.” As of May 12, 2004, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $3.90 per share.

The exercise price of options granted under the Incentive Plan must be paid in cash at the time the option is exercised, or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise.    Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of 1/4th on the first anniversary of the date the option holder commenced providing services to us and 1/48th per month thereafter, such that all shares are vested on the fourth anniversary of the date the option holder commenced providing services to us, provided that vesting only continues during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively, “service”), after the first year of employment. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

Term.    The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is 5 years. Options under the Incentive Plan generally terminate 3 months after termination of the participant’s service unless (i) such termination is due to the participant’s disability in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time before the earlier of 12 months from the date such termination or the expiration of the option; (ii) the participant dies before the participant’s service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) at any time before the earlier of 18 months from the date of the participant’s death or the expiration of the option, by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

Terms of Stock Bonuses and Purchases of Restricted Stock

Payment.    For restricted stock purchases, the Board determines the purchase price under a restricted stock purchase agreement. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

Vesting.    Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

Restrictions on Transfer.    Rights under a stock bonus or restricted stock bonus agreement may be transferred as may be expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Restrictions on Transfer

The participant may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Transactions

In the event of (i) the sale, lease, license or other disposition of all or substantially all of the assets of the Company, (ii) the sale or other disposition of all or substantially all of the outstanding securities of the Company, or (iii) certain specified types of merger, consolidation or similar transactions (collectively,

“corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full, subject to certain limitations, and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on November 29, 2009.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount – or formula used to calculate the amount – payable upon attainment of the performance goal).

Additional Information Regarding the Incentive Plan

The following table presents certain information with respect to options granted under the Incentive Plan as of May 12, 2004, to (A) the our Chief Executive Officer and our four other most highly compensated executive officers at December 31, 2003, (B) all executive officers as a group, (C) each nominee for election as a director, and (D) all employees, including current officers who are not executive officers, as a group. As of May 12, 2004, no other person has received five percent of such options.

Shares Covered by Options Granted Under the Incentive Plan Outstanding as of May 12, 2004
Samuel Spadafora Chairman of the Board of Directors	1,040,919

Stephen Kelly Chief Executive Officer	196,000

Donald J. Morrison President	383,171

Allen Swann President, International	276,045

Steve G. Vogel*	0

R. Andrew Eckert Nominee for Election as a Director	0

David R. Springett, Ph.D. Nominee for Election as a Director	0

All employees, including current officers who are not executive officers, as a group	3,828,120

Total	5,724,255

*	Mr. Vogel is no longer an employee of ours.

EQUITY COMPENSATION PLAN INFORMATION (1) (2)

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($/sh) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c) (3)
Equity compensation plans approved by security holders	6,659,171	$2.13	3,595,478

Equity compensation plans not approved by security holders	2,679,474	$1.48	226,974

Total	9,338,645	$1.95	3,822,452

(1)	All information set forth in this table is as of December 31, 2003.

(2)	Upon our acquisition of Prime Response, Inc. and White Spider Software, Inc. in 2001 and 2000, respectively, we assumed outstanding options of Prime Response and White Spider such that these options became exercisable for an aggregate of 768,560 shares of our common stock. Of these, currently there are outstanding options exercisable for 119,881 shares of common stock, and the weighted-average exercise price of these options is $6.82 per share. The option plans governing these option terminated other than with respect to the outstanding options, and no options will be granted in the future pursuant to these plans. Our stockholders did not approve these plans, as no approval was required and we did not assume the plans. The shares referenced in this note are not included in any of the numbers set forth in the table.

(3)	Excludes the 3,475,000 shares reserved for issuance under the Incentive Plan that are the subject of Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of May 12, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Five Percent Stockholders:

Acqua Wellington Opportunity I Limited	4,854,368		6.8%
Shirlaw House
87 Shirley Street
Nassau, Bahamas

Directors, Nominees and Executive Officers:
Samuel T. Spadafora	1,529,233	(2)	2.1%
Stephen Kelly	1,170,400	(3)	1.6%
Don Morrison	755,866	(4)	1.1%
Allen Swann	518,657	(5)	*
William Raduchel	102,656	(6)	*
David R. Springett	72,500	(7)	*
Andrew Eckert	25,000	(8)	*
Steven R. Springsteel	45,000	(9)	*
All executive officers and directors as a group (9 persons)	4,519,312	(10)	6.3%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws were applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 71,834,185 shares outstanding on May 14, 2004, adjusted as required by rules promulgated by the SEC.

(2)	Consists of (a) 4,083 shares acquired pursuant to the 1999 Employee Stock Purchase Plan (the “ESPP”), (b) 484,231 shares held by the Samuel T. and Cheryl M. Spadafora 1992 Family Trust and (c) 1,040,919 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004.

(3)	Consists of (a) 12,043 shares acquired pursuant to our ESPP, (b) 237,823 shares held by Mr. Kelly’s spouse, (c) 35,415 shares acquired through the exercise of options, (d) 276,045 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004, and (e) 609,074 shares acquired as a restricted stock award.

(4)	Consists of (a) 1,935 shares acquired pursuant to the ESPP, (b) 5,000 shares held by the Julia Elise Morrison 1999 Trust, (c) 5,000 shares held by the Whitney Ann Ellis 1999 Trust, (d) 5,000 shares held by the Tyler Rhoads Ellis 1999 Trust, (e) 533,172 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004, (g) 42,345 shares acquired pursuant to the exercise of certain options, and (h) 163,414 shares acquired as a restricted stock award. Mr. Morrison is trustee of the aforementioned trusts, which benefit Mr. Morrison’s children.

(5)	Consists of (a) 48,135 shares acquired pursuant to the ESPP, (b) 80,663 shares acquired pursuant to the exercise of certain options, (c) 196,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004, and (d) 193,859 shares acquired as a restricted stock award.

(6)	Consists of (a) 60,156 shares issued upon the exercise of options, and (b) 42,500 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004.

(7)	Consists of 72,500 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004.

(8)	Consists of 25,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004.

(9)	Consists of (a) 10,000 shares acquired on the open market, (b) 10,000 shares held by two of Mr. Springsteel’s children and (c) 25,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of May 12, 2004.

(10)	Includes shares described in the Notes above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2003 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

Non-employee directors receive cash compensation from us for their services as members of the Board or for attendance at committee meetings as follows: Directors receive a quarterly retainer of $7,500.00 for service as a member of the Board (subject to attendance at meetings) and $750.00 per quarter for service on the audit committee and $750.00 per quarter for service on the compensation committee (each subject to attendance at committee meetings). The Lead Independent Director receives $750 for each meeting he convenes of the independent directors. Other committees such as the nominating committee or other special ad hoc committees formed do not carry separate compensation. Directors are also eligible for reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with our policy.

Each non-employee director receives stock option grants under the 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) (only non-employee directors of ours or of an affiliate of ours are eligible to receive options under the Directors’ Plan). Options granted under the Directors’ Plan are non-discretionary and are intended by us not to qualify as incentive stock options.

Under the Directors’ Plan, each non-employee director is automatically entitled to receive an initial option to purchase 25,000 shares of our common stock. Pursuant to the terms of the Directors’ Plan, initial grants to purchase 25,000 shares of our common stock were made to those non-employee directors serving on the Board on February 14, 2000, the effective date of our initial public offering. Each director elected or appointed subsequent to February 14, 2000 has received or will receive an initial option to purchase 25,000 shares of our common stock on the date of such non-employee director’s election or appointment to the Board. These option grants are immediately exercisable with 1/3rd of the shares vesting on the anniversary of the grant date and 1/36th of the shares initially granted vesting each month thereafter that the director serves on the Board, such that all shares are fully vested over 3 years.

In addition, on the day after each of our annual meetings of stockholders, each person who is then a non-employee director is automatically granted an annual option to purchase 7,500 shares of our common stock. These annual option grants are immediately exercisable, with the shares vesting in equal monthly installments over a year period measured from the date of grant. If a non-employee director is appointed to the Board between annual meetings, the annual option is prorated to reflect the amount of time to be served until the next annual meeting.

Finally, on the day after each of our annual meetings, each non-employee director who is then serving on a Board committee will automatically receive, pursuant to the terms of the Directors’ Plan, an option to purchase 5,000 shares of our common stock. The option is exercisable immediately and vests monthly over the year period measured from the date of grant. If the non-employee director is appointed to a committee after the annual meeting, the option is prorated according to the time to be served until the next annual meeting.

The exercise price of options granted under the Directors’ Plan is the fair market value of our common stock on the date of the grant, as determined by the closing price reported on the Nasdaq National Market for the date of grant. Each option grant made pursuant to the Directors’ Plan has a term of ten years. However, the time in which an option granted under the Directors’ Plan may be exercised ends three months from the date the optionee’s service with us is terminated, with the exception of termination resulting from death or disability of the optionee, in which case the option terminates 18 months following such optionee’s death and 12 months following such optionee’s disability. In no event, however, may an option be exercised after its term expires.

In addition, in the event of a dissolution, liquidation, sale of substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the acquisition by any person, entity or group of the beneficial ownership of our securities representing at least 50% of the combined voting power permitted to vote in the election of directors, then those unvested options issued under the Directors’ Plan held by optionees then performing services as an employee or director of, or consultant to, us are accelerated by one year.

As discussed above, we grant options covering 25,000 shares to each non-employee director who becomes a director in the year, each having a per share exercise price equal to the fair market value of such common stock on the date of grant, as determined by the closing price reported on the Nasdaq National Market for the date of grant. Mr. Raduchel and Mr. Eckert became directors in 2003. Mr. Springsteel became a director in 2004. As non-employee directors, each received a grant of 25,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2003 (the “Named Executive Officers”):

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
Samuel T. Spadafora Chairman of the Board	2003 2002 2001	232,787 259,018 344,421	(2)	30,000 105,367 772,378		— — —		150,000 175,000 100,000		6,397 5,500 2,304	(1)

Stephen Kelly Chief Executive Officer	2003 2002 2001	275,624 318,567 280,254		215,199 424,277 379,944	(6)	— 1,377,775 —	(4)	200,000 325,000 900,000	(5) (7)	26,236 22,284 57,468	(3)

Donald J. Morrison President	2003 2002 2001	221,420 224,584 246,325	(11)	55,750 73,365 238,234	(12)	— 163,388 —	(9)	100,000 127,141 110,000	(10)	806 5,500 229	(8)

Allen Swann President, International	2003 2002 2001	288,053 249,927 209,478		112,079 118,657 489,510	(16)	— 431,810 —	(14)	100,000 88,750 407,620	(15) (17)	28,277 51,212 3,077	(13)

Steve G. Vogel* Former Chief Financial Officer	2003 2002 2001	157,876 181,667 162,838	(21)	45,750 69,276 77,715		— 273,780 —	(19)	100,000 110,000 337,500	(20) (22)	3,568 — —	(18)

(1)	Includes $3,564 paid by us for group-term life insurance premium in excess of $50,000 and $2,833 in 401(k) matching contributions paid by us.

(2)	During 2001, we changed our policy with respect to paid time off accrual such that executives no longer accrue paid time off. Upon making this change, executives with accrued paid time off were paid the amount accrued. Mr. Spadafora was paid $52,210 for accrued paid time off as a result of this policy change.

(3)	Consists of pension plan matching contributions paid by us to Mr. Kelly’s individual pension plan.

(4)	Total number of shares awarded was 1,020,574. These shares vest quarterly beginning on February 15, 2003 and ending on August 15, 2005. As of December 31, 2003, Mr. Kelly held 609,074 of these shares, valued at $3,319,453 based on the closing price of our unrestricted common stock as of December 31, 2003. As of December 31, 2003, of these 609,074 shares, 123,795 were vested and 485,279 remained subject to vesting. We do not intend to pay dividends on the restricted stock component reported above.

(5)	Options covering all of these shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of our option exchange program in August 2002 (the “2002 Program”).

(6)	Includes commissions of $182,676.

(7)	Options covering 850,717 of such shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(8)	Consists of $806 paid by us for group-term life insurance premium in excess of $50,000.

(9)	Total number of shares awarded was 201,713. These shares vest quarterly beginning on February 15, 2003 and ending on August 15, 2005. As of December 31, 2003, Mr. Morrison held 163,414 of these shares, valued at $890,606 based on the closing price of our unrestricted common stock as of December 31, 2003.

As of December 31, 2003, of these 163,414 shares, 46,737 were vested and 116,677 remained subject to vesting. We do not intend to pay dividends on the restricted stock component reported above.

(10)	Options covering all of these shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(11)	Includes $32,575 paid to Mr. Morrison for accrued paid time off.

(12)	Includes commissions of $50,658.

(13)	Consists of pension plan matching contributions paid by us to Mr. Swann’s individual pension plan.

(14)	Total number of shares awarded was 319,859. These shares vest quarterly beginning on February 15, 2003 and ending on August 15, 2005. As of December 31, 2003, Mr. Swann held 193,859 of these shares, valued at $1,056,532 based on the closing price of our unrestricted common stock as of December 31, 2003. As of December 31, 2003, of these 193,859 shares, 130,192 were vested and 63,667 remained subject to vesting. We do not intend to pay dividends on the restricted stock component reported above.

(15)	Options covering all of these shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(16)	Includes commissions of $182,512 and a one-time retention bonus of $306,998 as part of our acquisition of Prime Response.

(17)	Options covering 311,620 of such shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(18)	Consists of $1,068 paid by us for group-term life insurance premium in excess of $50,000 and $2,500 in 401(k) matching contributions paid by us.

(19)	Total number of shares awarded was 338,000. These shares vest quarterly beginning on February 15, 2003 and ending on August 15, 2005. As of November 15, 2003, Mr. Vogel was no longer an employee of ours. As of November 15, 2003, Mr. Vogel held 216,450 of these shares, valued at $883,116 based on the closing price of our unrestricted common stock as of November 15, 2003. Under the terms of his separation from Chordiant, none of his restricted stock will vest after November 15, 2003.

(20)	Options covering all of these shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(21)	Includes $4,504 paid to Mr. Vogel for accrued paid time off.

(22)	Options covering 312,500 of such shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

*	Mr. Vogel is no longer an employee of ours.

STOCK OPTION GRANTS AND EXERCISES

We grant options to our executive officers under the 1999 Equity Incentive Plan (the “Incentive Plan”). As of May 12, 2004, options to purchase a total of 5,724,255 shares were outstanding under the Incentive Plan and options to purchase 2,851,236 shares remained available for grant under the Incentive Plan.

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (2) (#)	% of Total Options Granted to Employees in (3) (%)	Exercise Price (4) ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name					5% ($)	10% ($)
Samuel T. Spadafora	150,000	3.3%	$1.70	6/4/2013	$160,368.13	$406,404.33

Stephen Kelly	200,000	4.4%	$1.70	6/4/2013	$213,824.17	$541,872.44

Donald J. Morrison	100,000	2.2%	$1.38	6/1/2013	$86,787.46	$219,936.46

Allen Swann	100,000	2.2%	$1.38	6/1/2013	$86,787.46	$219,936.46

(1)	The potential realizable value information is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed as prescribed by the rules promulgated by the SEC and does not represent our prediction of our future stock price performance.

(2)	The stock options listed for Messrs. Spadafora and Kelly vest in a series of equal monthly installments over the three years following their date of grant; the stock options listed for Messrs. Morrison and Swann vest in a series of equal monthly installments over the two years following their date of grant. Our stock option plans allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by us at the original exercise price upon the option holder’s cessation of service to us before the vesting of such holder’s shares. Each of the options has a ten-year term, subject to earlier termination if the option holder’s service with us ceases.

(3)	Percentages shown are based on an aggregate of 4,516,877 options granted to our employees under our stock option plans during the period from January 1, 2003 through December 31, 2003.

(4)	The exercise price of each option is equal to the fair market value of our common stock as valued by the Board on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End (2) ($)
Name			Vested	Unvested	Vested	Unvested
Samuel T. Spadafora	—	—	992,233	204,167	$4,423,182.40	$848,751.60

Stephen Kelly	—	—	109,378	166,667	$206,115.21	$625,001.25

Donald J. Morrison	90,000	322,543.58	335,254	97,917	$1,356,705.46	$388,897.05

Allen Swann	—	—	121,000	75,000	$452,150.00	$305,250.00

(1)	Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Based on the fair market value of our common stock as of December 31, 2003, minus the exercise price, multiplied by the number of shares underlying the unexercised options.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

On April 24, 1998, we entered into an employment agreement with Mr. Spadafora. Under the terms of that agreement, Mr. Spadafora is entitled to receive an annual base salary of $250,000 and is eligible to receive an annual incentive bonus of $200,000. As of January 1, 2004, Mr. Spadafora’s salary is $250,000 and he is eligible for a bonus of up to 30% of his salary. Mr. Spadafora received a $100,000 hiring bonus upon signing the agreement. Pursuant to the terms of his employment agreement, Mr. Spadafora also received options to purchase 1,809,650 shares of our common stock. In the event we undergo a “change in control,” which is defined as a sale of substantially all of our assets, a merger in which we are not the surviving corporation or the transfer of more than 50% of our voting interests, Mr. Spadafora will immediately vest in 50% of his then unvested shares. The agreement also provides that either Mr. Spadafora or we may terminate Mr. Spadafora’s employment at any time. If Mr. Spadafora’s employment is terminated without cause, Mr. Spadafora is entitled to receive 12 months of base salary and he will automatically vest in 50% of his then unvested shares.

Effective as of January 1, 2002, we entered into an employment agreement with Mr. Kelly. Under the terms of that agreement, Mr. Kelly was entitled to receive an annual base salary of $250,000 for 2002 and an annual base salary of $350,000 for 2003. Additionally, under the agreement, Mr. Kelly earned a bonus of $350,000 for the third calendar quarter of 2002, and was eligible to receive a performance-based bonus of $200,000 for the fourth quarter of 2002, which was neither earned nor paid. Mr. Kelly’s employment agreement also provides that in the event his employment relationship is terminated without “cause,” as defined in Mr. Kelly’s employment agreement, then the Company will pay Mr. Kelly severance payments equal to Mr. Kelly’s base salary for twelve months following his termination date, and the vesting of fifty percent (50%) of all restricted stock and/or options held by Mr. Kelly that are unvested on the date of his termination will become vested. Under the terms of Mr. Kelly’s employment agreement, if he resigns or his employment is terminated for “cause,” then all compensation and benefits from Chordiant will cease immediately.

Effective as of January 23, 2001, we entered into an employment agreement with Allen Swann. Mr. Swann assumed the role of president of our international operations on March 27, 2001. Mr. Swann was previously an employee of Prime Response, Inc., a company we acquired on January 8, 2001. Under the terms of his employment agreement, Mr. Swann is entitled to receive and annual base salary of $275,000, additional incentive compensation of up to $725,000, and a one-time retention bonus of $300,000. Mr. Swann was granted two compensatory stock options on March 27, 2001, for 76,649 shares vesting over 12 months, and 120,000 shares vesting over 24 months, respectively. In 2003, Mr. Swann earned a bonus of $112,709. For 2004, Mr. Swann’s salary is £200,000 ($362,820 based on the currency conversion rate as of March 29, 2004).

Effective as of October 10, 2003, we entered into an employment agreement with Michael J. Shannahan. Mr. Shannahan assumed the role of Senior Vice President and Chief Financial Officer on October 27, 2003. Under the terms of his employment agreement, Mr. Shannahan is entitled to receive and annual base salary of $225,000, and is eligible to participate in Chordiant’s Bonus Program with a 40% targeted payout at 100% achievement of plan objectives. Mr. Shannahan was also eligible to participate in the year end Executive Bonus Plan (on a pro-rated basis) with a targeted payout of 20% of base compensation, pursuant to his employment agreement. Under the terms of his employment agreement, Mr. Shannahan was granted compensatory stock options on October 27, 2003 for 300,000 shares vesting 25% on the first anniversary of the date of grant and monthly thereafter, such that the grant completely vests in four years. The agreement also provides that either Mr. Shannahan or we may terminate Mr. Shannahan’s employment at any time, for any reason.

Change of Control Agreements

We have entered into Change of Control Agreements with Stephen Kelly, Sam Spadafora, Don Morrison, Allen Swann, and Michael Shannahan (each an “Executive”). We may in the future enter into these agreements with other executives of ours. These agreements provide generally that if an Executive is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 90 days prior to a “change of control,” as defined in the agreements, or 12 months following a change of control, then the Executive will receive, among other benefits, the following: (1) payment of the Executive’s salary for a period of 12 months, (2) payment of the Executive’s annual bonus, (3) continuation of our health and life insurance policies for one year, (4) so long as not prohibited by law, automatic extension of 60 months to repay any promissory note, loan or other indebtedness to us, and (5) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the greater of (a) 50% of the then-unvested shares, or (b) 12 months’ worth of vesting.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

Executive Compensation

Purpose of the Compensation Committee

The Compensation Committee determines compensation levels for the Company’s executive officers, including the Chief Executive Officer, for each fiscal year based upon a consistent set of guidelines. The Compensation Committee reviews and approves all executive based and bonus compensation and the plan by which bonuses in excess of the targets established by the Compensation Committee may be paid.

Composition of Compensation Committee

As of April 6, 2004, the compensation committee is comprised of three independent directors: Steven Springsteel, William Raduchel, and David Springett. Mr. Springett has been on the committee since April 18, 2002, and Mr. Raduchel has been on the committee since April 17, 2003. Mr. Springsteel is a new member of the committee: He joined the committee on January 28, 2004. Prior to April 17, 2003, the compensation committee was comprised of two non-employee directors, Kathryn C. Gould, who served on the Committee since its inception on November 30, 1999, and David Springett who served on the Committee since April 18, 2002. Prior to January 28, 2004, the committee was comprised of three non-employee directors: Mr. Raduchel, Mr. Springett, and Mr. Reyes, who was replaced by Mr. Springsteel on January 28, 2004.

Objectives of the Compensation Program

The objectives of the compensation program established by the Compensation Committee are: (1) to attract and retain high-quality executives, (2) to tie executive compensation directly to Chordiant’s business and performance objectives and (3) to reward outstanding individual performance that contributes to Chordiant’s long-term success.

Elements of Compensation

Each executive officer’s compensation package is comprised of three elements: (1) base compensation, (2) bonus compensation payable based on the achievement of the Company’s financial performance goals and individual performance, and (3) long-term stock-based incentive compensation, which ties executive compensation directly to Company growth and increased stockholder value.

Base Compensation.    In establishing the base compensation for each executive officer, the Compensation Committee considers the following factors: (1) salary levels for comparable positions in software and related companies similar in size and business that compete with Chordiant in the recruitment and retention of senior management personnel, (2) each executive officer’s past performance relative to corporate, business group (if applicable) and individual objectives, (3) each executive officer’s responsibility level and objectives for the subsequent year, and (4) compensation to other Chordiant executive officers.

The Compensation Committee obtained information regarding competitive salary ranges for fiscal 2003 from an independent compensation survey firm. Chordiant uses companies included in the S&P Information Technology Index for peer compensation information, excluding certain companies which (i) are larger than Chordiant, (ii) participate in different industries than Chordiant or (iii) are headquartered in different regions than Chordiant.

The Compensation Committee believes that the total cash compensation paid to the Company’s executive officers in fiscal 2003 was competitive with the total cash compensation for executive officers at comparable companies. The target compensation level was the 50th percentile based on the independent compensation survey.

Bonus Compensation.    The Board and Compensation Committee met during the first quarter of fiscal 2003 to approve the fiscal 2003 bonus plan for executive officers. The plan set forth (1) the amount of target bonus compensation payable to individual executive officers, assuming the Company achieved certain performance targets relating to accepted orders, revenue and expense levels, and (2) the sum of the target bonuses payable to all executive officers as a group.

Under the plan, each executive officer’s actual bonus increased if the Company achieved its performance targets; conversely, if the Company failed to meet all of its performance targets, each executive officer’s actual bonus decreased.

Long-Term Incentive Compensation.    The Company provides long-term compensation to Chordiant’s executives in the form of stock options. The Compensation Committee believes that equity-based compensation closely aligns the interests of executive officers with those of stockholders by providing an incentive to manage Chordiant with a focus on long-term strategic objectives set by the Board of Directors relating to growth and stockholder value. Stock option grant targets are determined by taking into account each executive officer’s responsibility level, a comparison with comparable awards to individuals in similar positions in the industry and the executive officer’s existing holdings of unvested stock options. The factors considered by the Compensation Committee in setting the amounts of grants include Company performance in relation to the financial plan, and the individual’s performance in relation to specific goals determined at the beginning of the fiscal year. However, the Compensation Committee does not strictly adhere to these factors in all cases and may vary grants made to each executive officer as the particular circumstances warrant. Exercise prices for options are set at the fair market value of Chordiant common stock on the date of grant.

Option grants to executive officers are made under the Company’s Incentive Plan, which has been approved by stockholders. Some executive officers hold options granted under the Company’s 2000 Plan. The vesting schedule for grants made to executive employees during the last fiscal year consisted of monthly vesting of two to four years provided that the executive officer continues his or her employment with Chordiant. Accordingly, the option will provide a return to the executive officer only if he or she remains in Chordiant’s employ, and then only if the market price of the Common Stock appreciates over the option term.

The Compensation Committee evaluated the performance of the named executive officers against the strategic objectives for fiscal 2003 set by the Board and concluded that such performance warranted the level of long-term compensation awarded them as set forth in the Summary Compensation Table on page 26. The Compensation Committee reexamines long-term compensation levels annually.

An aggregate total of 550,000 grants were made to 4 executive officers during the last fiscal year. The nature of each grant was determined based on consideration of those factors mentioned above. No additional option grants were made to other executive officers because the amount of the existing equity participation by each of those other officers was deemed adequate.

2003 Chief Executive Officer Compensation

Recommended compensation for our Chief Executive Officer is determined through a process similar to that discussed above for other of our executive officers.

Mr. Kelly’s base salary during fiscal year 2003 as Chief Executive Officer was $275,624. Mr. Kelly’s bonus for the fiscal year 2003 was $215,199. This bonus was based on fiscal year 2003 performance.

Mr. Kelly was granted options covering 200,000 shares in fiscal year 2003.

Limitations on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The compensation committee has not yet established a policy for determining which forms of incentive compensation awarded to our Named Executive Officers shall be designed to qualify as “performance-based compensation.”

Compensation Committee

Steven Springsteel
William Raduchel
David R. Springett

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON (1) (2)

The following graph shows the total stockholder return of an investment of $100 in cash on February 14, 2000, the date our initial public offering commenced, for:

(i)	Our common stock;

(ii)	The Nasdaq Stock Market (U.S.) Index;

(iii)	The Standard & Poor’s Computers (Software and Services) Index (no longer available as of December 31, 2001); and

(iv)	The Standard & Poor’s Application Software Index.

Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The Standard & Poor’s Computers (Software and Services) Index is no longer available as of December 31, 2001; therefore we have switched indexes against which to compare our stockholder return to The Standard & Poor’s Application Software Index.

CERTAIN TRANSACTIONS

We have entered into indemnification agreements with our directors and officers for the indemnification of and advancement of expenses to these persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

All transactions between us and our officers, directors and principal stockholders must be approved by a committee of independent and disinterested directors.

We do not have any formal policy concerning the direct or indirect pecuniary interest of any of our officers, directors, security holders or affiliates in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We will not enter into any such transactions unless approved by a majority of the entire board of directors, not including any interested director.

Mr. Spadafora exercised options for 155,481 shares of our common stock on January 5, 2004.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014., or contact Steve Polcyn, Director of Investor Relations at 408-517-6100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Tyler Wall

Tyler Wall
Vice President, General Counsel & Secretary

May 25, 2004

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K/A for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. Further copies are also available without charge upon written request to: Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014. Copies may also be obtained without charge through the SEC’s Worldwide Web site at http://www.sec.gov.

APPENDIX A

DETACH HERE	ZCHDC2

CHORDIANT SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2004

The undersigned hereby appoints Stephen Kelly, Michael J. Shannahan, Tyler Wall and Cary Morgan and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal offices of Chordiant, 20400, Stevens Creek Blvd., Suite 400, Cupertino, CA 95014 on June 15, 2004 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Chordiant Software, Inc.

SEE OTHER SIDE	CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE	SEE OTHER SIDE

CHORDIANT SOFTWARE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/chrd [LOGO]	OR	1.	Call toll-free

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.			1-877-PRX-VOTE (1-877-779-8683) (

			2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCHDC1

☒	Please mark votes as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHORDIANT SOFTWARE, INC. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

1.	To elect two (2) directors to hold office until the 2007 Annual Meeting of Stockholders.			2.	To ratify the selection of PricewaterhouseCoopers LLP as Chordiant’s independent accountants for its fiscal year ending December 31, 2004.	FOR	AGAINST	ABSTAIN

	Nominees: (01) R. Andrew Eckert and (02) David R. Springett					☐	☐	☐
	FOR ALL NOMINEES	☐ ☐	WITHHELD FROM ALL NOMINEES			FOR	AGAINST	ABSTAIN
				3.	To approve an increase of 3,475,000 shares to the number of shares reserved for issuance pursuant to Chordiant’s 1999 Equity Incentive Plan.	☐	☐	☐

☐				4.	To conduct any other business properly brought before the meeting.
	FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
				SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. If signer is a partnership, please sign in partnership name by AN authorized person. Executors, trustees, administrators, guardians, attorneys-in-fact or other fiduciaries should give their full title. PLEASE DATE THE PROXY.

					PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature: Date: Signature: Date:

APPENDIX B

AMENDED AND RESTATED CHORDIANT SOFTWARE, INC.

1999 EQUITY INCENTIVE PLAN

Adopted: November 30, 1999

Approved By Stockholders: December 31, 1999

Amended and Restated: April 21, 2004

Amendment and Restatement Approved By Stockholders:             ,

Termination Date: November 29, 2009

1.	PURPOSES.

(a) Amendment and Restatement. The Plan amends and restates the Chordiant Software, Inc. 1999 Equity Incentive Plan adopted on November 30, 1999 and approved by stockholders on December 31, 1999 (the “Prior Plan”). All outstanding Stock Awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan (as amended and restated hereby).

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(c) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(d) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Chordiant Software, Inc., a Delaware corporation.

(g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

(h) “Continuous Service” (formerly “Continuous Status as an Employee, Director or Consultant”) means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means (i) before the Listing Date, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person and (ii) after the Listing Date, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii) Prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

(q) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(r) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Officer” means (i) before the Listing Date, any person designated by the Company as an officer and (ii) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(u) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(v) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(w) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(x) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(y) “Plan” means this Chordiant Software, Inc. 1999 Equity Incentive Plan.

(z) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa) “Securities Act” means the Securities Act of 1933, as amended.

(bb) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(cc) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non- Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non- Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Twenty Three Million Four Hundred Seventy Five Thousand (23,475,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b) and subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Twenty Three Million Four Hundred Seventy Five Thousand (23,475,000) shares of Common Stock.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(d) Share Reserve Limitation. Prior to the Listing Date and to the extent then required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.1

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.

(i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

[1]	Section 260.140.45 generally provides that the total number of shares issuable upon exercise of all outstanding options (exclusive of certain rights) and the total number of shares called for under any stock bonus or similar plan shall not exceed a number of shares which is equal to 30% of the then outstanding shares of the issuer (convertible preferred or convertible senior common shares counted on an as if converted basis), exclusive of shares subject to promotional waivers under Section 260.141, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding shares entitled to vote.

(iii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted a restricted stock award unless the purchase price of the restricted stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

(c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than Five Million (5,000,000) shares of Common Stock during any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this subsection 5(c) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

(d) Consultants.

(i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (a) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (b) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii) Rule 701 and Form S-8 generally are available to consultants and advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option granted prior to the Listing Date shall be exercisable after the expiration of ten (10) years from the date it was granted, and no Incentive Stock Option granted on or after the Listing Date shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option granted prior to the Listing Date shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The Board shall determine the exercise price of each Nonstatutory Stock Option granted on or after the Listing Date. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option granted prior to the Listing Date shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. A Nonstatutory Stock Option granted on or after the Listing Date shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Minimum Vesting Prior to the Listing Date. Notwithstanding the foregoing subsection 6(g), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i) Options granted prior to the Listing Date to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii) Options granted prior to the Listing Date to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(i) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(j) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(k) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(l) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(m) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in subsection 10(h), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in subsection 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option. Under the circumstances set forth in subsection 11(c), with respect to any person holding shares of Common Stock purchased as the result of early exercise of an Option, the Company’s repurchase right as to such shares shall lapse to the same degree, if at all, as the vesting provisions of such Option would have been accelerated pursuant to subsection 11(c).

(n) Right of Repurchase. Subject to the “Repurchase Limitation” in subsection 10(h), the Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the “Repurchase Limitation” in subsection 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(o) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this subsection 6(o), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

(p) Re-Load Options.

(i) Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(ii) Any such Re-Load Option shall (1) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (2) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

(iii) Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Subject to the “Repurchase Limitation” in subsection 10(h), shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(h), in the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. For a stock bonus award made before the Listing Date, rights to acquire shares of Common Stock under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a stock bonus award made on or after the Listing Date, rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. For restricted stock awards made prior to the Listing Date, the purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated. For restricted stock awards made on or after the Listing Date, the Board shall determine the purchase price.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting. Subject to the “Repurchase Limitation” in subsection 10(h), shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(h), in the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. For a restricted stock award made before the Listing Date, rights to acquire shares of Common Stock under the restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a restricted stock award made on or after the Listing Date, rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g) Information Obligation. Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This subsection 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(h) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted prior to the Listing Date to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

(i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of employment at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (ii) the right terminates when the shares of Common Stock become publicly traded.

(ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the original purchase price, then (i) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (ii) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the shares of Common Stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any employee during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

(b) Change in Control. In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) after the Listing Date the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 11(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants and subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated prior to such event and the Stock Awards terminated if not exercised (if applicable) after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

(c) Acceleration of Options upon a Change in Control. In the event of any transaction described in subsection 11(b)(other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Option, with respect to Options held by persons then performing services as an Employee, Director or Consultant of the Company, the time at which such portion of the shares of Common Stock issuable under such Options are first exercisable shall be automatically accelerated immediately prior to such transaction such that each such Option shall be exercisable for such number of shares of Common Stock that would have been vested as of the date one year following the date of the transaction. In the event the terms of an Option provide for acceleration of vesting due to a transaction described in subsection 11(b) or a similar transaction, the acceleration provisions of this subsection 11(c) shall not be applicable to such Option.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon adoption by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

CHORDIANT SOFTWARE, INC.

1999 EQUITY INCENTIVE PLAN

Stock Option Agreement

(Incentive And Nonstatutory Stock Options)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Chordiant Software, Inc. (the “Company”) has granted you an option under its 1999 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. TERM. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b) twelve (12) months after the termination of your Continuous Service due to your Disability;

(c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d) the Expiration Date indicated in your Grant Notice; or

(e) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an “incentive stock option” if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

8. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period.

9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

10. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal shall expire on the Listing Date.

11. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

13. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

14. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.